Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

dated as of

March 22, 2017

by and among

UNITED BANCSHARES, INC.,

BENCHMARK BANCORP, INC.

And

BENCHMARK BANK

TABLE OF CONTENTS

Page

ARTICLE I – CERTAIN DEFINITIONS

1

1.01

Certain Definitions

1

ARTICLE II – THE MERGER

7

2.01

The Parent Merger

7

2.02

The Subsidiary Merger

8

2.03

Effectiveness of Parent Merger

8

2.04

Effective Date and Effective Time

8

ARTICLE III – MERGER CONSIDERATION

9

3.01

Merger Consideration

9

3.02

Rights as Shareholders; Share Transfers

10

3.03

Exchange and Payment Procedures

10

3.04

Dissenting Shares

11

ARTICLE IV – ACTIONS PENDING CONSUMMATION OF MERGER

11

4.01

Forbearances of Benchmark

11

4.02

Executive Change in Control Agreements.

14

4.03

Benchmark Series B Share Redemption.

14

ARTICLE V – REPRESENTATIONS AND WARRANTIES

14

5.01

Disclosure Schedules

14

5.02

Standard

15

5.03

Representations and Warranties of Benchmark

15

5.04

Representations and Warranties of United

31

ARTICLE VI – COVENANTS

33

6.01

Reasonable Best Efforts

33

6.02

Shareholder Approval

33

6.03

Benchmark Proxy Statement

33

6.04

Press Releases

34

6.05

Access; Information

34

6.06

Acquisition Proposals; Break Up Fee

35

6.07

Takeover Laws

35

6.08

Regulatory Applications

35

6.09

Employment Matters; Employee Benefits

36

6.10

Notification of Certain Matters

37

6.11

No Breaches of Representations and Warranties

38

6.12

Consents

38

i

6.13

Insurance Coverage

38

6.14

Correction of Information

38

6.15

Confidentiality

38

6.16

Indemnification

38

6.17

Environmental Assessments

39

ARTICLE VII - CONDITION TO CONSUMMATION OF THE MERGER; CLOSING

39

7.01

Conditions to Each Party’s Obligation to Effect the Merger

39

7.02

Conditions to Obligation of Benchmark

40

7.03

Conditions to Obligation of United

40

7.04

Closing

41

ARTICLE VIII – TERMINATION

41

8.01

Termination

41

8.02

Effect of Termination and Abandonment, Enforcement of Agreement

43

ARTICLE IX – MISCELLANEOUS

43

9.01

Survival

43

9.02

Waiver; Amendment

43

9.03

Counterparts

43

9.04

Governing Law

43

9.05

Expenses

43

9.06

Notices

43

9.07

Entire Understanding; No Third Party Beneficiaries

44

9.08

Interpretation; Effect

44

9.09

Waiver of Jury Trial

44

EXHIBIT A

Form of Voting Agreement

EXHIBIT B

Form of Release

ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of March 22, 2017 (hereinafter referred to as this “Agreement”), by and among UNITED BANCSHARES, INC., an Ohio corporation (hereinafter referred to as “United”), BENCHMARK BANCORP, INC., an Ohio corporation (hereinafter referred to as “Benchmark”) and BENCHMARK BANK, an Ohio state chartered savings bank (“Benchmark Bank”).

WITNESSETH

WHEREAS, United is a bank holding company and owns all of the outstanding shares of The Union Bank Company, an Ohio state chartered commercial bank (hereinafter referred to as “Union Bank”);

WHEREAS, Benchmark is a bank holding company and owns all of the outstanding shares of Benchmark Bank;

WHEREAS, the Boards of Directors of United and Benchmark believe that the merger of Benchmark with and into United, followed by the merger of Benchmark Bank with and into Union Bank, each in accordance with the terms and subject to the conditions of this Agreement, would be in the best interests of the shareholders of United and Benchmark; and

WHEREAS, the Boards of Directors of United and Benchmark each has approved this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, United and Benchmark, intending to be legally bound, hereby agree as follows:

ARTICLE I

Certain Definitions

1.01

Certain Definitions.  The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Proposal” has the meaning set forth in Section 6.06(a).

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Aggregate Consideration” has the meaning set forth in Section 3.01(c)(i).

“Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

“Agreement to Merge” has the meaning set forth in Section 2.02.

“Associate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Benchmark 401(k) Plan” has the meaning set forth in Section 6.09(c).

“Benchmark Articles” means the Articles of Incorporation of Benchmark, as amended.

“Benchmark Board” means the Board of Directors of Benchmark.

“Benchmark Common Shares” means the shares of common stock of Benchmark.

“Benchmark’s Financial Statements” has the meaning set forth in Section

5.03(g)(i).

“Benchmark Group” has the meaning set forth in Section 5.03(q)(vii).

“Benchmark Meeting” has the meaning set forth in Section 6.02.

“Benchmark Regulations” means the Code of Regulations of Benchmark, as amended.

“Benchmark Series B Shares” means the 7% Non-Cumulative Perpetual Non-Convertible Preferred Shares, Series B, $1.00 par value of Benchmark.

“Benchmark Shareholder Adoption” has the meaning set forth in Section 5.03(d).

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“Break-Up Fee” has the meaning set forth in Section 6.06(b).

“Change in Control Agreements” shall mean and refer to the Change in Control Agreements between Benchmark Bank and each of Jerry T. Caldwell, Ingrid H. Phillips, R. Barth Kallmerten, and Steven L. Floyd.

“Change in Control Agreement Payout” shall mean and refer to the total aggregate amount paid to Jerry T. Caldwell, Ingrid H. Phillips, R. Barth Kallmerten, and Steven L. Floyd under each Change in Control Agreement, respectively.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compensation and Benefit Plans” has the meaning set forth in Section

5.03(m)(i).

“Consultants” has the meaning set forth in Section 5.03(m)(i).

“Continuing Employee” has the meaning set forth in Section 6.09(b).

“D&O Policy” has the meaning set forth in Section 6.16(b).

“Determination Letter” has the meaning set forth in Section 6.09(c).

“Directors” has the meaning set forth in Section 5.03(m)(i).

“Disclosure Schedule” has the meaning set forth in Section 5.01.

“Discontinued Employee” has the meaning set forth in Section 6.09(b).

“Dissenting Shares” means any Benchmark Common Shares held by a holder who properly demands and perfects dissenters’ rights with respect to such shares in accordance with applicable provisions of the OGCL.

“Effective Date” means the date on which the Effective Time occurs.

“Effective Time” means the effective time of the Parent Merger, as provided for in Section 2.04.

“Employees” has the meaning set forth in Section 5.03(m)(i).

“Environmental Laws” means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. §6901, et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601, et seq.), the Clean Water Act (33 U.S.C. §1251, et seq.), the Federal Clean Air Act (42 U.S.C. §7401, et seq.), and the Occupational Safety and Health Act (29 U.S.C. §651, et seq.), each as amended, regulations promulgated thereunder, and state counterparts.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 5.03(m)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning set forth in Section 3.03(a).

“Exchange Fund” has the meaning set forth in Section 3.03(b).

“FDIA” means the Federal Deposit Insurance Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“Governmental Authority” means any court, arbitration panel, administrative agency or commission or other federal, state or local governmental authority or instrumentality (including, without limitation, all Regulatory Authorities).

“Hazardous Materials” means, collectively, (a) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601, et seq.), as amended, and regulations promulgated thereunder, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act (42 U.S.C. §6901, et seq.), as amended through the date hereof, or regulations promulgated thereunder, and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any Environmental Law.

“HOLA” means the Home Owners Loan Act, as amended.

“Information” has the meaning set forth in Section 6.15.

“Intellectual Property” means:  trademarks, service marks, brand names, corporate names, internet domain names, logos, symbols, trade dress and other indications of origin, the goodwill associated with the foregoing, and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extensions, modification, or renewal of any such registration or application; patents, patent applications, all improvements thereto, and any renewals, extensions, or reissues thereof; trade secrets; confidential information and know how; and copyrights and copyrightable works.

“IRS” means the Internal Revenue Service of the United States.

“Knowledge” means, with respect to United, the Knowledge of any officer of United with the title of Chief Executive Officer, President, Executive Vice President, or Chief Financial Officer, and, with respect to Benchmark or Benchmark Bank, the Knowledge of any officer of Benchmark or Benchmark Bank with the title of Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Credit Officer, Vice President of Residential Lending, or Credit Manager.  An officer of United or Benchmark shall be deemed to have “knowledge” of a particular fact or matter if such officer is actually aware of such fact or matter or a prudent individual would be reasonably expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter.

“Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

“Material Adverse Effect” means, with respect to United or Benchmark, as the context may require, any effect that (a) is or is reasonably likely to be material and adverse to the financial position, results of operations or business of United and its Subsidiaries, taken as a whole, or Benchmark and its Subsidiaries taken as a whole, respectively, or (b) would materially impair the ability of either United or Benchmark to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (w) changes in banking and similar laws of general applicability or interpretations thereof by courts or Governmental Authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates; (x) changes resulting from expenses (such as legal, accounting and investment bankers’ fees) incurred in connection with this Agreement or the transactions contemplated herein; (y) changes resulting solely from the announcement of this Agreement or the transactions contemplated herein; or (z) actions or omissions of a party which have been waived in accordance with Section 9.02 hereof.

“Material Contracts” has the meaning set forth in Section 5.03(k)(ii).

“Merger” collectively refers to the Parent Merger and the Subsidiary Merger, as set forth in Section 2.02.

“ODFI” means the Ohio Division of Financial Institutions.

“OGCL” means the Ohio General Corporation Law.

“Option and Warrant Payment Amount” has the meaning set forth in Section

3.01(b).

“OSS” means the Office of the Secretary of State of the State of Ohio.

“Outstanding Options and Warrants” has the meaning set forth in Section 3.01(b).

“Parent Merger” has the meaning set forth in Section 2.01(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Per Share Consideration” has the meaning set forth in Section 3.01(a)(ii).

“Person” means any individual, financial institution, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

“Phase I” has the meaning set forth in Section 6.17.

“Previously Disclosed” by a party shall mean information set forth in its Disclosure Schedule.

“Proxy Statement” has the meaning set forth in Section 6.03(a).

“Regulatory Authorities” has the meaning set forth in Section 5.03(i)(i).

“Regulatory Orders” has the meaning set forth in Section 5.03(i)(i).

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

“Resulting Bank” has the meaning set forth in Section 2.02.

“Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subsidiary” and “Significant Subsidiary” have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

“Surviving Corporation” has the meaning set forth in Section 2.01(a).

“Takeover Laws” has the meaning set forth in Section 5.03(o).

“Tax” and “Taxes” means all federal, state, local or foreign taxes, charges, fees, levies or other like assessments, however denominated, including, without limitation, all net income, gross income, commercial activity, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, and unemployment taxes, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date and any transferee liability in respect of any such items.

“Tax Returns” means any return, amended return, statement, form, claim for refund or other document (including elections, declarations, disclosures, schedules, estimates and information returns) supplied or required to be supplied to any Governmental Authority with respect to any Tax, including any amendments thereof.

“Treasury” means the United States Department of Treasury.

“Treasury Shares” means Benchmark Common Shares held by Benchmark or any of its Subsidiaries other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

“United Articles” means the Articles of Incorporation of United, as amended.

“United Board” means the Board of Directors of United.

“United Plan” has the meaning set forth in Section 6.09(c).

“United Regulations” means the regulations of United, as amended.

“Voting Agreement” means the Voting Agreement in the form attached hereto as Exhibit A entered into as of the date hereof by and among United and each of the directors of Benchmark in his/her capacity as a shareholder of Benchmark.

ARTICLE II

The Merger

2.01

The Parent Merger.

(a)

The Parent Merger.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Benchmark shall merge with and into United (the “Parent Merger”), United shall survive the Parent Merger and continue to exist as an Ohio corporation (United, as the surviving corporation in the Parent Merger, is sometimes referred to herein as the “Surviving Corporation”), and the separate corporate existence of Benchmark shall cease.  At the Effective Time:

(i)

The United Articles, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until amended in accordance with the OGCL;

(ii)

The United Regulations, as in effect immediately prior to the Effective Time, shall be the regulations of the Surviving Corporation until amended in accordance with the OGCL; and

(iii)

Each individual serving as a director of United immediately prior to the Effective Time shall become a director of the Surviving Corporation for the balance of the term for which such individual was elected and shall serve as such until his or her successor is duly elected and qualified in the manner provided for in the United Articles and the United Regulations or as otherwise provided by the OGCL or until his or her earlier death, resignation or removal in the manner provided in the United Articles or the United Regulations or as otherwise provided by the OGCL.

(b)

Option to Change Method of Merger.  United may at any time prior to the Effective Time change the method of effecting the Parent Merger and/or the Subsidiary Merger (including, without limitation, the provisions of this Article II), if and to the extent United deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall:

(i)

Alter or change the amount or kind of consideration to which the holders of Benchmark Common Shares are entitled in accordance with the terms and subject to the conditions of this Agreement;  or

(ii)

Materially impede or delay consummation of the transactions contemplated by this Agreement or result in any additional obligation or liability (including any additional obligation or liability for Taxes) to Benchmark or any of its Affiliates, or any of their officers, directors, employees, or shareholders.

Benchmark, if requested by United, shall enter into one or more amendments to this Agreement in order to effect any such change.  Any and all costs and expense incurred by Benchmark solely as a result of such changes, including but not limited to attorney fees, shall be reimbursed by United.

2.02

The Subsidiary Merger.  At the time specified by Union Bank in its certificate of merger filed with the ODFI (which shall not be earlier than the Effective Time), Benchmark Bank shall merge with and into Union Bank (the “Subsidiary Merger”) pursuant to an agreement to merge (the “Agreement to Merge”) to be executed by Benchmark Bank and Union Bank and filed with the ODFI.  Upon the consummation of the Subsidiary Merger, the separate corporate existence of Benchmark Bank shall cease and Union Bank shall survive the Subsidiary Merger and continue to exist as an Ohio state chartered commercial bank (Union Bank, as the resulting bank in the Subsidiary Merger, is sometimes referred to herein as the “Resulting Bank”) and the separate corporate existence of Benchmark Bank shall cease.  The Parent Merger and the Subsidiary Merger shall sometimes collectively be referred to herein as the “Merger”.

2.03

Effectiveness of Parent Merger.  Subject to the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, the Parent Merger shall become effective upon the latest to occur of the following:  (a) the filing of certificates of merger with the OSS; or (b) such later date and time as may be set forth in such certificates of merger.  The Parent Merger shall have the effects prescribed in the OGCL.

2.04

Effective Date and Effective Time.  Subject to the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, United and Benchmark shall cause the effective date of the Parent Merger (the “Effective Date”) to occur as soon as practicable after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement; provided, however, that the Effective Date shall not fall after the date specified in Section 8.01(c) or after the date or dates on which any Regulatory Authority approval or any extension thereof expires.  The time on the Effective Date when the Parent Merger shall become effective is referred to herein as the “Effective Time”.

ARTICLE III

Merger Consideration.

3.01

Merger Consideration.

At the Effective Time, by virtue of the Parent Merger and without any action on the part of the holder thereof:

(a)

Conversion of Benchmark Common Shares.  Subject to Sections 3.03 and 3.04, and except as otherwise provided by paragraphs (b) and (c) of this Section 3.01, each Benchmark Common Share issued and outstanding as of the Effective Time shall be converted into the right to receive cash in the approximate amount of $8.59 (the “Per Share Consideration”), subject to adjustment as set forth in Section 3.01(c).

(b)

Options and Warrants.  Immediately prior to the Effective Time, each then outstanding option or warrant to purchase Benchmark Common Shares, shall be converted into the right to receive in cash (a) the excess, if any, of (i) the Per Share Consideration over (ii) the per share exercise price of such Benchmark option or warrant multiplied by (b) the number of Benchmark Common Shares subject to such option or warrant, less (c) applicable tax withholdings (the “Option and Warrant Payment Amount”).  Section 3.01(b) of the Benchmark Disclosure Schedule sets forth a true and complete list and description of the options and warrants to purchase Benchmark Common Shares outstanding as of the date of this Agreement (the “Outstanding Options and Warrants”).  The applicable Option and Warrant Payment Amount shall be paid by United to the respective option and warrant holders on behalf of Benchmark within ten (10) business days following the Closing. Upon payment of the Option and Warrant Payment Amount to an option holder, the applicable option or warrant agreement between Benchmark and such holder and the holder’s rights thereunder shall terminate and be of no further force or effect.

(c)

Aggregate Consideration.

(i)

The “Aggregate Consideration” for purposes of this Agreement shall be $29,500,000.

(ii)

If the sum of (A) the number of Benchmark Common Shares issued and outstanding immediately prior to the Effective Time plus (B) the number of Benchmark Common Shares subject to option or warrant, exceeds the sum of (Y) the number of Benchmark Common Shares issued and outstanding as of the date hereof plus (Z) the Outstanding Options and Warrants, the Aggregate Consideration will not be adjusted as a result of such excess; rather the Per Share Consideration will be appropriately adjusted downward to reflect the additional Benchmark Common Shares and options and warrants to purchase Benchmark Common Shares.

(iii)

For the avoidance of doubt, the cost related to the contemplated Benchmark Series B Share redemption pursuant to Section 4.03 will not be counted against the Aggregate Consideration.

(d)

Treasury Shares.  All Treasury Shares shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

3.02

Rights as Shareholders; Share Transfers.  At the Effective Time, holders of Benchmark Common Shares shall cease to be, and shall have no rights as, shareholders of Benchmark, other than (a) to receive any dividend or other distribution with respect to such Benchmark Common Shares with a record date occurring prior to the Effective Time, (b) to receive the consideration provided under this Article III, and (c) appraisal rights in the case of Dissenting Shares.  After the Effective Time, there shall be no transfers on the stock transfer books of Benchmark or the Surviving Corporation of any Benchmark Common Shares.

3.03

Exchange and Payment Procedures.

(a)

Exchange Agent.  United’s transfer agent will act as agent (the “Exchange Agent”) for purposes of conducting the exchange and payment procedures as described in this Section 3.03.

(b)

Exchange Fund.  At or prior to the Effective Time, United shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Benchmark Common Shares, for exchange in accordance with this Article III, an estimated amount of cash (such cash being hereinafter referred to as the “Exchange Fund”) to be paid pursuant to this Article III in exchange for outstanding Benchmark Common Shares.

(c)

Payment Procedure.  Each holder of record of Benchmark Common Shares immediately prior to the Effective Time, shall be entitled to receive cash in exchange for the aggregate number of Benchmark Common Shares held by such Benchmark shareholder as provided in Section 3.01(a), subject to Section 3.01(c), and the Benchmark Common Shares shall thereafter be cancelled.  As soon as practicable after the Effective Time, United will cause the Exchange Agent to pay to the holders of record of Benchmark Common Shares the amount of cash into which the aggregate number of Benchmark Common Shares held by each Benchmark shareholder shall have been converted pursuant to Section 3.01(a), subject to Section 3.01(c). After the Effective Time, there shall be no further transfer on the records of Benchmark of Benchmark Common Shares.  No interest will be paid on any cash to be paid in exchange for Benchmark Common Shares that any such holder shall be entitled to receive pursuant to this Article III.

(d)

Withholding Rights.  United or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Benchmark Common Shares such amounts as United or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any other provision of domestic or foreign tax law (whether national, federal, state, provincial, local or otherwise).  To the extent that amounts are so withheld and paid over to the appropriate taxing authority by United or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Benchmark Common Shares.

(e)

Waiver.  The Surviving Corporation may from time to time, in the case of one or more Persons, waive one or more of the rights provided to it in this Article III to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any person.

3.04

Dissenting Shares.  Anything contained in this Agreement or elsewhere to the contrary notwithstanding, any holder of an outstanding Benchmark Common Share that seeks relief as a dissenting shareholder under Section 1701.84 of the OGCL shall thereafter have only such rights (and shall have such obligations) as are provided therein, and the Surviving Corporation shall be required to deliver only such cash payments to which the Dissenting Shares are entitled pursuant to Section 1701.84 of the OGCL.  If any holder of Dissenting Shares shall forfeit such right to payment of the fair value under Section 1701.84 of the OGCL, each holder’s Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Per Share Consideration, without interest.

ARTICLE IV

Actions Pending Consummation of Merger

4.01

Forbearances of Benchmark.  From the date hereof until the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement, or as required by an applicable Regulatory Order or specific guidance or direction by a Regulatory Authority, without the prior written consent of United, Benchmark shall not, and shall cause each of its Subsidiaries not to:

(a)

Ordinary Course.  Conduct the business of Benchmark and its Subsidiaries other than in the ordinary and usual course, subject to the effects of the transactions contemplated by this Agreement, or fail to use reasonable efforts to preserve intact their respective business organizations and assets and maintain their respective rights, franchises and existing relations with customers, suppliers, vendors, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have a Material Adverse Effect upon Benchmark’s ability to perform any of its material obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated by this Agreement, or enter into any new line of business or materially change its lending, investment, underwriting, risk, asset liability management or other banking and operating policies, except as required by applicable law or policies imposed by any Governmental Authority or by any applicable Regulatory Order.

(b)

Capital Stock.   (i) Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional Benchmark Common Shares, other capital stock of Benchmark or any Rights, except as pursuant to the exercise of the Outstanding Options and Warrants as provided for in Section 3.01(b), (ii) enter into any agreement with respect to the foregoing, (iii) permit any additional Benchmark Common Shares or other capital stock of Benchmark to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights, or (iv) effect any recapitalization, reclassification, stock split, or similar change in capitalization.

(c)

Dividends; distributions; adjustments.  (i) Make, declare, pay or set aside for payment any dividend or distribution on any shares of its capital stock, except as set forth in Section 4.01(c) of the Benchmark Disclosure Schedule and dividends from wholly-owned Subsidiaries to Benchmark, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

(d)

Compensation; Employment Agreements.  Enter into, modify, amend, renew or terminate any employment, consulting, severance, retention, change in control, or similar agreements or arrangements with any director, consultant, officer or employee of Benchmark or its Subsidiaries, hire or engage any full-time employee or consultant, other than as replacements for positions existing on the date hereof, or grant any salary or wage increase or bonus or increase any employee benefit (including incentive or bonus payments), except for changes that are required by applicable law.

(e)

Benefit Plans.  Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by applicable law, (ii) as contemplated by this Agreement or (iii) the regular annual renewal of insurance contracts) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, change in control, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract (including related administrative services contracts), plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, consultant, officer or employee of Benchmark or its Subsidiaries, or take any action to accelerate the payment of benefits or the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

(f)

Dispositions.  Sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary and usual course of business for full and fair consideration actually received.

(g)

Acquisitions.  Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other Person.

(h)

Governing Documents.  Amend the Benchmark Articles, the Benchmark Regulations or the articles of incorporation, articles of association, regulations or bylaws (or similar governing documents) of any of Benchmark’s Subsidiaries.

(i)

Accounting Methods.  Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

(j)

Material Contracts.  Enter into or terminate any Material Contract or amend, modify, renew or extend in any material respect any of its existing Material Contracts.

(k)

Claims.  Settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involves solely money damages in an amount, individually not to exceed $25,000 or in the aggregate not to exceed $50,000 for all such settlements.

(l)

Adverse Actions.  Take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or by any Governmental Authority.

(m)

Risk Management.  Except pursuant to applicable law or as required by any Governmental Authority, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; or (iv) fail to follow its existing policies or practices with respect to managing its fiduciary risks.

(n)

Borrowings.  Borrow or agree to borrow any funds, including but not limited to pursuant to repurchase transactions, or directly or indirectly guarantee or agree to guarantee any obligations of any other Person, except in each case in the ordinary course of business and with a final maturity of less than one year.

(o)

Indirect Loans.  Make or purchase any indirect or brokered loans.

(p)

Capital Expenditures.  Make any capital expenditure or capital additions or improvements which individually exceed $7,500 or in the aggregate exceed $20,000.

(q)

Lending.  (i) Establish any new lending programs or make any changes in the policies of any Subsidiary of Benchmark concerning which Persons may approve loans; or
(ii) originate or issue a commitment to originate any loan in a principal amount in excess of $750,000.

(r)

 Taxes.  (i) Fail to prepare or file or cause to be prepared or filed in a timely manner consistent with past practice (except as otherwise required by law) all Tax Returns that are required to be filed (with extensions) at or before the Effective Time; (ii) fail to pay any Tax required to be paid at or before the Effective Time (whether or not required to be shown on any such Tax Returns); or (iii) change or revoke any Tax election or Tax accounting method, file any amended Tax Return, settle any Tax claim or assessment or consent to the extension or waiver of any statute of limitations with respect to Taxes (or offer or agree to do any of the foregoing, surrender its rights to do any of the foregoing, or surrender its rights to claim any refund of Taxes or file any amended Tax Return).

(s)

Offices and Facilities.  (i) Open, close or relocate any offices at which business is conducted (including any ATMs) except temporarily in the case of an emergency; or (ii) fail to use commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted.

(t)

Interest Rates.  Increase or decrease the rate of interest paid on time deposits or certificates of deposit, except in a manner consistent with past practices in relation to rates prevailing in the relevant market.

(u)

Foreclosures.  Foreclose upon or otherwise take title to or possession or control of any real property or entity thereon without first obtaining a Phase I Environmental Site Assessment performed pursuant to ASTM Standard E1527-13 thereon which indicates that the property is free of “Recognized Environmental Conditions” as such term is defined within this ASTM Standard; provided, however, that no such report shall be required to be obtained with respect to single-family residential real property of one acre or less to be foreclosed upon unless Benchmark or its Subsidiary has reason to believe such real property may contain any such Hazardous Material in violation of Environmental Law.

(v)

Deposit Liabilities.  Intentionally cause any material change in the amount or general composition of deposit liabilities.

(w)

Commitments.  Agree or commit to do any of the foregoing.

4.02

Executive Change in Control. Prior to the Effective Date, neither Benchmark nor Benchmark Bank will make, or agree or promise to make, any payments of cash or other property to any Person in connection with or in any way relating to the termination of the Change in Control Agreements without the prior written consent of United.

4.03

Benchmark Series B Share Redemption.  As soon as practicable after the execution of this Agreement, Benchmark will provide written notice to the holders of Benchmark Series B Shares, in a form and substance reasonably satisfactory to United, that United plans to redeem the Benchmark Series B Shares on or immediately after the Effective Time in accordance with the Benchmark Articles.

ARTICLE V

Representations and Warranties

5.01

Disclosure Schedules.  On or prior to the date hereof, United delivered to Benchmark a schedule, and Benchmark delivered to United a schedule (each respectively, its “Disclosure Schedule”), setting forth, among other things, items the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof, as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its respective covenants contained in Article IV or Article VI; provided, however, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect on the party making the representation.

5.02

Standard.  No party hereto shall be deemed to have breached a representation or warranty as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04, has had or is reasonably likely to have, a Material Adverse Effect.

5.03

Representations and Warranties of Benchmark.  Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a Section of its Disclosure Schedule corresponding to the relevant Section below, Benchmark and Benchmark Bank each jointly and severally hereby represent and warrant to United that the following are true and correct:

(a)

Organization, Standing and Authority.  Benchmark is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.  The foreign jurisdictions in which Benchmark conducts business are set forth in the Benchmark Disclosure Schedule.

(b)

Capital Structure of Benchmark.  As of the date of this Agreement, the authorized capital stock of Benchmark consists solely of (i) 5,000,000 authorized Benchmark Common Shares, of which 3,115,030 shares are outstanding and (ii) 200,000 authorized Benchmark Series B Shares, 1,655 of which are outstanding.  As of the date of this Agreement, no Benchmark Common Shares were held in the Benchmark 401(k) Plan, and no shares of Treasury Stock were held by Benchmark or otherwise owned by Benchmark or its Subsidiaries. The outstanding Benchmark Common Shares have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of any preemptive rights.  As of the date hereof, except as Previously Disclosed in its Disclosure Schedule:  (A) there are no Benchmark Common Shares authorized and reserved for issuance, (B) Benchmark does not have any commitment to authorize, issue or sell any Benchmark Common Shares or Rights, and (C) Benchmark does not have any Rights issued or outstanding with respect to Benchmark Common Shares.

(c)

Subsidiaries.

(i)(A)

Except as Previously Disclosed, Benchmark Bank is the only Subsidiary of Benchmark, (B) Benchmark owns all of the issued and outstanding equity securities of Benchmark Bank, (C) no equity securities of Benchmark Bank are or may become required to be issued (other than to Benchmark) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which Benchmark Bank is or may be bound to sell or otherwise transfer any equity securities of Benchmark Bank (other than to Benchmark), (E) there are no contracts, commitments, understandings, or arrangements relating to Benchmark’s rights to vote or to dispose of such securities and (F) all of the equity securities of Benchmark Bank held by Benchmark are fully paid and nonassessable and are owned by Benchmark free and clear of any Liens.

(ii)

Except as Previously Disclosed, Benchmark does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than Benchmark Bank.

(iii)

Benchmark Bank is an “insured depository institution” as defined in the FDIA and applicable regulations thereunder and is a member of the Federal Home Loan Bank of Cincinnati.

(iv)

Except as Previously Disclosed, Benchmark Bank does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.

(v)

Benchmark Bank is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

(d)

Corporate Power.  Each of Benchmark and Benchmark Bank has full corporate power and authority to carry on its business as it is now being conducted and to own all of its properties and assets.  Benchmark has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, subject to certain required approvals of Benchmark’s shareholders (the “Benchmark Shareholder Adoption”) and applicable Regulatory Authorities and Benchmark Bank has the corporate power and authority to consummate the Subsidiary Merger in accordance with the terms of this Agreement.

(e)

Corporate Authority; Authorized and Effective Agreement.  Subject to the Benchmark Shareholder Adoption, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Benchmark and the Benchmark Board prior to the date of this Agreement.  The Agreement to Merge, when executed by Benchmark Bank, shall have been approved by the board of directors of Benchmark Bank and by Benchmark, as the sole shareholder of Benchmark Bank.  This Agreement is a valid and legally binding obligation of Benchmark, enforceable against Benchmark in accordance with its terms.

(f)

Regulatory Approvals; No Defaults.

(i)

No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Benchmark or Benchmark Bank in connection with the execution, delivery or performance by Benchmark of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, except for (A) the filings of applications, notices and the Agreement to Merge, as applicable, with Regulatory Authorities to approve the transactions contemplated by the Agreement, (B) the filing of the certificate of merger with the OSS pursuant to the OGCL, and (C) the receipt of the approvals set forth in Section 7.01(b).  As of the date hereof, Benchmark has no Knowledge that the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii)

Subject to the Benchmark Shareholder Adoption, the receipt of the approvals set forth in Section 7.01(b), and the expiration of related regulatory waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, do not and will not (A) result in a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Benchmark or of Benchmark Bank or to which Benchmark or Benchmark Bank or their properties are subject or bound, (B) constitute a breach or violation of, or a default under, the Benchmark Articles or the Benchmark Regulations or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(g)

Financial Statements; Material Adverse Effect; Internal Controls.

(i)

Benchmark has delivered to United (A) audited consolidated financial statements for each of the fiscal years ended December 31, 2016, 2015 and 2014, consisting of consolidated balance sheets and the related consolidated statements of income and shareholders’ equity and cash flows for the fiscal years ended on such date, including the footnotes thereto and the reports prepared with respect thereto by Plante & Moran PLLC, Benchmark’s independent registered public accounting firms, and (B) unaudited consolidated financial statements for the interim period ended February 28, 2017 and each subsequent month thereafter, consisting of balance sheets and the related statements of income (collectively, “Benchmark’s Financial Statements”).  Benchmark’s Financial Statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods indicated, and fairly present the financial position of Benchmark as of the dates thereof and the results of operations and cash flows for the periods indicated, subject in the case of the interim financial statements to normal year-end adjustments and the absence of notes thereto.  Except as set forth in Benchmark’s Financial Statements, or as Previously Disclosed, Benchmark and its Subsidiaries have no liabilities or obligations as of the date hereof.

(ii)

Since December 31, 2016, Benchmark and Benchmark Bank have not incurred any material liability not disclosed in Benchmark’s Financial Statements, except reasonable and customary expenses related to the transactions contemplated hereby.

(iii)

Since December 31, 2016, (A) Benchmark and Benchmark Bank have conducted their respective businesses in the ordinary and usual course consistent with past practice, subject to the impact of the transactions contemplated hereby, and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events, is reasonably likely to have a Material Adverse Effect with respect to Benchmark or Benchmark Bank.

(iv)

Management of Benchmark has established and maintains a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Benchmark and its Subsidiaries; (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, and that receipts and expenditures of Benchmark and Benchmark Bank are being made only in accordance with authorizations of management and directors of Benchmark and Benchmark Bank; and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Benchmark and Benchmark Bank that could have a material effect on the financial statements.  Management of Benchmark has evaluated the effectiveness of Benchmark’s and Benchmark Bank’s internal controls over financial reporting as of the end of the periods covered by Benchmark’s Financial Statements and, based on such evaluations, has Previously Disclosed to United (Y) all significant deficiencies and material weaknesses in the design or operation of the internal controls over financial reporting which are reasonably likely to adversely affect Benchmark’s ability to record, process, summarize and report financial information and (Z) any fraud, whether or not material, that involves management or other employees of Benchmark or Benchmark Bank.  Benchmark has provided to United access to all documentation related to Benchmark’s internal control over financial reporting, if any.  Since December 31, 2016, neither Benchmark, Benchmark Bank nor any director, officer, employee, auditor, accountant or representative of Benchmark or Benchmark Bank has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Benchmark or Benchmark Bank or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Benchmark or Benchmark Bank has engaged in questionable accounting or auditing practices.

(h)

Litigation.  Except as Previously Disclosed, no litigation, claim or other proceeding before any court or governmental agency is pending against Benchmark or any of its Subsidiaries and, to Benchmark’s Knowledge, no such litigation, claim or other proceeding has been threatened.  There is no judgment, decree, or injunction of any Governmental Authority outstanding against Benchmark or Benchmark Bank.

(i)

Regulatory Matters.

(i)

Neither Benchmark nor Benchmark Bank nor any of their respective properties is a party to or is subject to any formal order, decree, agreement or enforcement action, memorandum of understanding or similar arrangement with, or a commitment letter, board resolution or similar submission to, or extraordinary supervisory letter (any of the foregoing, a “Regulatory Order”) from any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the ODFI, the FDIC and the FRB) or the supervision or regulation of it or any of its Subsidiaries (collectively, the “Regulatory Authorities”); provided, however, that Regulatory Order shall not be deemed to include any of the foregoing that is subject to confidentiality restrictions of any Regulatory Authority prohibiting its disclosure to third parties.

(ii)

Neither Benchmark nor Benchmark Bank has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, formal or informal agreement or enforcement action, memorandum of understanding, commitment letter, board resolution, supervisory letter or similar arrangement or submission, other than any of the foregoing that is subject to regulatory restrictions prohibiting its disclosure to third parties.

(j)

Compliance with Laws.  Each of Benchmark and Benchmark Bank:

(i)

is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, other than those where the violation of which would not have a Material Adverse Effect;

(ii)

has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Regulatory Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Benchmark’s Knowledge, no suspension or cancellation of any of them is threatened; and

(iii)

has not received any notification or communication from any Governmental Authority (A) asserting that Benchmark or Benchmark Bank is not in compliance with any of the statutes, regulations, or ordinances referenced under subsection (i) or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor do any grounds for any of the foregoing exist).

(k)

Material Contracts; Defaults.

(i)

Except as set forth in Benchmark’s Disclosure Schedule listed under Section 5.03(k), neither Benchmark nor Benchmark Bank is a party to or is bound by any contract of the following types as of the date of this Agreement, nor is any such contract presently being negotiated or discussed:

(A)

Any contract involving commitments to others to make capital expenditures or purchases or sales in excess of $10,000 in any one case or $50,000 in the aggregate in any period of twelve (12) consecutive months;

(B)

Any contract relating to any direct or indirect indebtedness of Benchmark or Benchmark Bank for borrowed money (including loan agreements, lease purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings relating to the extension of credit), or any conditional sales contracts, equipment lease agreements and other security arrangements with respect to personal property with an obligation in excess of $10,000 in any one case or $50,000 in the aggregate in any period of twelve (12) consecutive months;

(C)

Any employment, severance, consulting or management services contract or any confidentiality or nondisclosure contract with any director, officer, employee or consultant of Benchmark or Benchmark Bank;

(D)

Any contract containing covenants limiting the freedom of Benchmark or Benchmark Bank to compete in any line of business or with any Person or in any area or territory;

(E)

Any partnership, joint venture, limited liability company arrangement or other similar agreement;

(F)

Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, issuance, or other plan or arrangement for the benefit of Benchmark’s or Benchmark Bank’s current or former directors, officers, employees or consultants;

(G)

Any license agreement, either as licensor or licensee, or any other contract of any type relating to any intellectual property, except for license agreements relating to off-the-shelf software or software components pursuant to a non-negotiable standard form or “shrink wrap” license agreement;

(H)

Any contract with any director, officer, employee or consultant of Benchmark or Benchmark Bank or any Associate or Affiliate of any such director, officer, employee or consultant, or any arrangement under which Benchmark or Benchmark Bank has advanced or loaned any amount to any of their respective directors, officers, employees and consultants;

(I)

Any contract, whether exclusive or otherwise, with any sales agent, representative, franchisee or distributor;

(J)

Other than this Agreement and any ancillary agreements being executed in connection with this Agreement, any contract providing for the acquisition or disposition of any portion of the assets, properties or securities of Benchmark or Benchmark Bank;

(K)

Any contract that requires the payment of royalties;

(L)

Any contract pursuant to which Benchmark or Benchmark Bank has any obligation to share revenues or profits derived from Benchmark or Benchmark Bank with any other Person;

(M)

Intentionally blank;

(N)

Any contract pertaining to the sale or purchase from time-to-time by Benchmark or Benchmark Bank of residential mortgage loans; and

(O)

Any other legally binding contract not of the type covered by any of the other items of this Section 5.03(k) involving money or property and having an obligation in excess of $10,000 in the aggregate in any period of twelve (12) consecutive months or which is otherwise not in the ordinary and usual course of business.

(ii)

“Material Contracts” shall mean those contracts described in Section 5.03(k)(i) and those on Benchmark’s Disclosure Schedule listed under Section 5.03(k).  True, complete and correct copies of all of the Material Contracts have been made available to United.  All of the Material Contracts are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms (A) as to Benchmark or Benchmark Bank, as the case may be, and (B) to the Knowledge of Benchmark or Benchmark Bank, as to the other parties to such Material Contracts. Except as disclosed in Benchmark’s Disclosure Schedule, Benchmark and/or Benchmark Bank, as applicable, and to the Knowledge of Benchmark or Benchmark Bank, each other party to the Material Contracts, has performed and is performing all material obligations, conditions and covenants required to be performed by it under the Material Contracts. Neither Benchmark nor Benchmark Bank, and to the Knowledge of Benchmark and Benchmark Bank, no other party, is in violation, breach or default of any material obligation, condition or covenant under any of the Material Contracts, and neither Benchmark nor Benchmark Bank, and to the Knowledge of Benchmark and Benchmark Bank, no other party, has received any notice that any of the Material Contracts will be terminated or will not be renewed.  Neither Benchmark nor Benchmark Bank has received from or given to any other Person any notice of default or other violation under any of the Material Contracts, nor, to the Knowledge of Benchmark and Benchmark Bank, does any condition exist or has any event occurred which with notice or lapse of time or both would constitute a default under any of the Material Contracts.

(l)

Brokerage and Finder’s Fees.  Except for the fees payable to Boenning & Scattergood, Inc., neither Benchmark nor Benchmark Bank has engaged or employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder’s fee, commission or other similar form of compensation (including any break-up or termination fee) in connection with this Agreement or the transactions contemplated hereby.

(m)

Employee Benefit Plans.

(i)

Section 5.03(m) of Benchmark’s Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, disability, life insurance, accidental death and dismemberment insurance, welfare and fringe benefit plans, employment, retention, change in control, severance agreements, and all similar practices, policies and arrangements (and any amendments thereto), whether written or unwritten, and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA and each “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code, whether or not tax-qualified and whether or not subject to ERISA, that are currently effective or were in effect at any time in the previous five years, in which any employee or former employee (the “Employees”), consultant or former consultant (the “Consultants”) or director or former director (the “Directors”) of Benchmark or Benchmark Bank or any ERISA Affiliate participates, sponsors or contributes, or to which any such Employees, Consultants or Directors are a party or under which Benchmark or Benchmark Bank or any ERISA Affiliate has any present or future liability (the “Compensation and Benefit Plans”).  Neither Benchmark nor Benchmark Bank nor any ERISA Affiliate has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.  Each Compensation and Benefit Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liabilities to the Company or any of its Affiliates other than ordinary administrative expenses typically incurred in a termination event. No Compensation and Benefit Plan holds any Benchmark Common Shares.

(ii)

Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made.  There is no pending or, to the Knowledge of Benchmark, threatened legal action, suit or claim relating to the Compensation and Benefit Plans.  Neither Benchmark nor Benchmark Bank nor any ERISA Affiliate has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Benchmark or Benchmark Bank or any ERISA Affiliate to a tax or penalty imposed by either Section 4975 or 4980 of the Code or Section 502 of ERISA.  No event has occurred or circumstance exists that could result in a material increase in premium cost of a Compensation and Benefit Plan that is insured, or a material increase in benefit cost of such Compensation and Benefit

Plans that are self-insured.  All benefits, contributions and premiums relating to each Compensation and Benefit Plan have been timely paid in accordance with the terms of such Compensation and Benefit Plan and all applicable Laws and accounting principles, and all benefits accrued under any unfunded Compensation and Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP. The Company has not attempted to maintain the grandfathered health plan status under the Affordable Care Act of any Compensation and Benefit Plan.

(iii)

None of the Compensation and Benefit Plans is subject to Title IV of ERISA.  No liability under Title IV of ERISA has been or is expected to be incurred by Benchmark or any of its Subsidiaries with respect to any terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, formerly maintained by any of them, or any single-employer plan of any entity (an “ERISA Affiliate”) which is considered one employer with Benchmark under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an “ERISA Affiliate Plan”).  None of Benchmark, Benchmark Bank or any ERISA Affiliate has contributed, or has been obligated to contribute, to either a defined benefit pension plan subject to Title IV of ERISA or to a multiemployer plan under Subtitle E of Title IV of ERISA.  No notice of a “reportable event”, within the meaning of Section 4043 of ERISA, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan.  To the Knowledge of Benchmark, there is no pending investigation or enforcement action by the U.S. Department of Labor or the IRS or any other governmental agency with respect to any Compensation and Benefit Plan.

(iv)

All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Benchmark or Benchmark Bank was or is a party have been timely made or have been reflected on Benchmark’s financial statements.

(v)

Neither Benchmark nor Benchmark Bank has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder.  There has been no communication to Employees by Benchmark or Benchmark Bank that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

(vi)

Benchmark and Benchmark Bank do not maintain any Compensation and Benefit Plans covering leased or foreign (i.e., non-United States) Employees, independent contractors or non-employees.

(vii)

With respect to each Compensation and Benefit Plan, if applicable, Benchmark has provided or made available to United, true and complete copies of existing:  (A) Compensation and Benefit Plan documents and amendments thereto, including a written description of any Compensation and Benefit Plan or any other employee benefit obligation that is not otherwise in writing, and all board actions approving the same; (B) trust instruments and insurance contracts, including renewal notices; (C) the three most recent Forms 5500 filed with the IRS (including all schedules thereto and the opinions of independent accountants); (D) the most recent actuarial report and financial statement; (E) the most recent summary plan description or wrap document and summaries of material modifications; (F) notices or forms filed with the PBGC (other than for premium payments); (G) the most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; (I) the most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests); and (J) all contracts with third party administrators, actuaries, investment managers, compensation consultants and other independent contractors that relate to a Compensation and Benefit Plan.

(viii)

The consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

(ix)

Neither Benchmark nor Benchmark Bank maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the Treasury regulations issued thereunder.

(x)

As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of United, Benchmark or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code and applicable regulations thereunder) of Benchmark on a consolidated basis or which would violate 12 U.S.C. Section 1828(k) or regulations thereunder.

(xi)

Each Compensation and Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including notices, rulings and proposed and final regulations) thereunder. The Company does not have any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred under Section 409A of the Code.

(n)

Labor Matters.  Neither Benchmark nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Benchmark or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Benchmark or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Benchmark’s Knowledge, threatened, nor is Benchmark aware of any activity involving its or any of its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in other organizational activity.  Benchmark and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

(o)

Takeover Laws.  Benchmark has taken all action required to be taken by Benchmark in order to exempt this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby are exempt from, (i) the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other antitakeover laws and regulations of any state (collectively, “Takeover Laws” applicable to it, including, without limitation, such Takeover Laws of the State of Ohio; and (ii) any applicable provisions of the Benchmark Articles, the Benchmark Regulations and/or the governing documents of Benchmark Bank.

(p)

Environmental Matters.  Neither the conduct nor the operation of Benchmark or Benchmark Bank nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and no condition exists or has existed or event has occurred with respect to any of them or any such property that is reasonably likely to result in material liability under Environmental Laws.  To their Knowledge, neither Benchmark nor Benchmark Bank has received any notice from any Person that Benchmark or Benchmark Bank or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials at, on, beneath, or originating from any such property.

(q)

Tax Matters.

(i)(A)

All Tax Returns that were or are required to be filed by or with respect to Benchmark and its Subsidiaries have been duly and timely filed, or an appropriate extension has been granted, and all such Tax Returns are true, correct and complete in all material respects, (B) all material Taxes due (whether or not required to be shown to be due on the Tax Returns referred to in clause (i)(A)) have been paid in full, and (C) no unexpired waivers of statutes of limitation have been given by or requested with respect to any Taxes of Benchmark or its Subsidiaries.  Benchmark has made available to United true and correct copies of the United States federal income Tax

Returns filed by Benchmark and its Subsidiaries for each of the three most recent fiscal years.  Neither Benchmark nor any of its Subsidiaries has any liability with respect to any Taxes in excess of the amounts accrued with respect thereto that are reflected in Benchmark’s Financial Statements or that have arisen in the ordinary and usual course of business since December 31, 2016.  There are no Liens for Taxes upon the assets of Benchmark or any of its Subsidiaries other than Liens for current Taxes not yet due and payable.

(ii)

[Intentionally blank].

(iii)

Benchmark and its Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities, or are properly holding for such payment, all material Taxes required by law to be withheld or collected.

(iv)

No claim has ever been made by any Governmental Authority in a jurisdiction where Benchmark or any of its Subsidiaries does not file Tax Returns that Benchmark or such Subsidiary is or may be subject to taxation by that jurisdiction nor, to the Knowledge of Benchmark, is there any factual basis for any such claim.

(v)

Neither Benchmark nor any Benchmark Subsidiary has applied for any ruling from any Governmental Authority with respect to Taxes nor entered into a closing agreement (or similar arrangement) with any Governmental Authority.

(vi)

Neither Benchmark nor any Benchmark Subsidiary has been audited by any Governmental Authority for taxable years ending on or subsequent to December 31, 2009.  No Tax audit or administrative or judicial Tax proceedings of any Governmental Authority are pending or being conducted with respect to Benchmark or any Benchmark Subsidiary and, to the Knowledge of Benchmark, no such audit or other proceeding has been threatened in writing.  No Governmental Authority has asserted in writing, or threatened in writing to assert, against Benchmark or any Benchmark Subsidiary any deficiency or claim for additional Taxes.

(vii)

Except as Previously Disclosed, neither Benchmark nor any Benchmark Subsidiary (A) is a party to any Tax allocation or sharing agreement, (B) has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Benchmark is or was the common parent corporation (the “Benchmark Group”), or (C) has any liability for the Taxes of any person (other than members of the Benchmark Group) as a transferee or successor, by contract, or otherwise.

(viii)

Except as Previously Disclosed, neither Benchmark nor any Benchmark Subsidiary has agreed to any extension of time with respect to any Tax Return or a Tax assessment or deficiency, and no such extension of time has been requested.

(ix)

Neither Benchmark nor any Benchmark Subsidiary has agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect its liability for Taxes.

(x)

There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which Benchmark or any Benchmark Subsidiary is a party that could be treated as a partnership for Tax purposes.

(xi)

Neither Benchmark nor any Benchmark Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of “excess parachute payments” within the meaning of Section 280G of the Code.

(r)

Risk Management Instruments.  Neither Benchmark nor Benchmark Bank is a party to or otherwise bound by any interest rate swaps, caps, floors, option agreements, futures or forward contracts or other similar risk management arrangements.

(s)

Books and Records.  The books of account, minute books, stock record books, and other records of Benchmark and Benchmark Bank, all of which have been made available to United, are complete and correct and have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Benchmark and Benchmark Bank, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management’s authorization, that transactions are recorded as necessary, that access to assets is permitted only in accordance with management’s authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences.  The minute books of Benchmark and Benchmark Bank contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Benchmark Board or board of directors of Benchmark Bank, or committees of the Benchmark Board or board of directors of Benchmark Bank, and no meeting of any such shareholders, Benchmark Board or board of directors of Benchmark Bank, or committee has been held for which minutes have been prepared and are not contained in such minute books.

(t)

Insurance.  Benchmark’s Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Benchmark or Benchmark Bank. Benchmark and Benchmark Bank are insured with reputable insurers against such risks and in such amounts as is prudent in accordance with safe and sound industry practices.  All such insurance policies are in full force and effect; Benchmark and Benchmark Bank are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

(u)

Property.  Section 5.03(u) of Benchmark’s Disclosure Schedule lists and describes all real property owned by Benchmark or Benchmark Bank (the “Owned Real Property”) and any leasehold interest in real property held by Benchmark or Benchmark Bank (the “Leased Real Property”).

(i)

Owned Real Property.

(A)

Except for the real property described on Section 5.03(u) of Benchmark’s Disclosure Schedule, neither Benchmark nor Benchmark Bank owns any real property.

(B)

Benchmark and Benchmark Bank have good and marketable title in fee simple to the Owned Real Property, free and clear of all Liens, except (i) statutory Liens for amounts not yet due and payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements, encumbrances, liens, charges, defaults or equitable interests, if any, that do not, individually or in the aggregate, materially interfere with or impair the value or current use of the Owned Real Property, or otherwise materially impair business operations at the Owned Real Property, and (iv) dispositions and encumbrances in the ordinary course of business.

(ii)

Leased Real Property.

(A)

The Leased Real Property constitutes all of the real property leased by Benchmark and Benchmark Bank.

(B)

Benchmark and Benchmark Bank have good and marketable title to the leasehold interest in each parcel of Leased Real Property and such leasehold interest is held by a written lease which is valid, binding and in full force and effect (each, a “Real Property Lease” and collectively, the “Real Property Leases”);

(C)

Benchmark and Benchmark Bank have delivered or made available to United true, complete and accurate copies of each Real Property Lease described on Section 5.03(u) of Benchmark’s Disclosure Schedule, and none of the Real Property Leases have been modified, extended, amended, mortgaged, or deeded in trust, except to the extent that such modifications, extensions, amendments, mortgages and deeds of trust are disclosed on Section 5.03(u) of Benchmark’s Disclosure Schedule and that true, complete and accurate copies of the same are delivered or made available to United;

(D)

Except as set forth on Section 5.03(u) of Benchmark’s Disclosure Schedule, neither Benchmark nor Benchmark Bank is a party to any oral or written lease, occupancy agreement, license or similar agreement related to real property which is used or held for use in the business of Benchmark and Benchmark Bank.

(iii)

Personal Property.

(A)

Benchmark has good and valid title to, or a valid leasehold or license interest in title to all of the personal property that is reflected on the Benchmark’s Financial Statements as being owned by Benchmark as of December 31, 2016, or acquired after such date (the “Personal Property”), free and clear of all Liens except (i) statutory Liens for amounts not yet due and payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of banking business, (iii) title of a lessor under any capital or operating lease and (iv) dispositions and encumbrances in the ordinary course of business.

(B)

All leases pursuant to which Benchmark or Benchmark Bank, as lessee, leases the Personal Property (except for leases that have expired by their terms or that Benchmark or Benchmark Bank has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or the lessor.

(v)

Loans; Certain Transactions.  Each loan reflected as an asset of Benchmark or Benchmark Bank on Benchmark’s Financial Statements as of December 31, 2016, and each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, is secured by valid and enforceable Liens which are perfected in accordance with applicable law, and (iii) to the Knowledge of Benchmark, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms.  No obligor under any of such loans has asserted any claim or defense with respect to the subject matter thereof.  Benchmark Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of Benchmark or any of its Subsidiaries or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.  All loans and extensions of credit that have been made by Benchmark Bank and that are subject to 12 C.F.R. Part 31, comply therewith.

(w)

Allowance for Loan Losses.  Except as set forth in Section 5.03(w) of Benchmark’s Disclosure Schedule, as of February 28, 2017, there is no loan which is reflected as an asset of Benchmark or Benchmark Bank on Benchmark’s Financial Statements that (i)(A) is 90 days or more delinquent, (B) has been classified by examiners (regulatory or internal) or by management of Benchmark or Benchmark Bank as “Substandard,” “Doubtful,” “Loss” or “Special Mention,” or (C) has been identified by accountants or auditors (regulatory or internal) as having a significant risk of uncollectability.  The allowance for loan losses reflected on Benchmark’s Financial Statements was, as of each respective date, determined in accordance with generally accepted accounting principles consistently applied and in accordance with all rules and regulations applicable to Benchmark and Benchmark Bank and was, as of the respective date thereof, adequate in all material respects under the requirements of generally accepted accounting principles and applicable regulatory requirements and guidelines to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

(x)

Repurchase Agreements.  With respect to all agreements pursuant to which Benchmark or Benchmark Bank has purchased securities subject to an agreement to resell, if any, Benchmark or Benchmark Bank, as the case may be, has a valid, perfected first Lien in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

(y)

Deposit Insurance.  The deposits of Benchmark Bank are insured by the FDIC in accordance with the FDIA, and Benchmark Bank has paid all assessments and filed all reports required by the FDIA.

(z)

Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information.  Benchmark has no Knowledge of, has not been advised in writing of, and has no reason to believe that any fact or circumstance exists, which would cause Benchmark or Benchmark Bank to be deemed (i) to be operating in violation of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law regulation or rule; or (ii) not to be in satisfactory compliance in any material respect with the applicable privacy and customer information requirements contained in any federal and state privacy laws, including without limitation, in Title V of the Gramm-Leach-Bliley Act.  Benchmark has no Knowledge of any facts or circumstances that would cause Benchmark to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause Benchmark or any of its Subsidiaries to undertake any material remedial action. The Benchmark Board (or, where appropriate, the board of directors of Benchmark Bank) has adopted and implemented an anti-money laundering program that, to the Knowledge of Benchmark, contains adequate and appropriate customer identification verification procedures that comply with the Patriot Act and such anti-money laundering program meets the requirements of the Patriot Act and the regulations thereunder, and Benchmark (or Benchmark Bank) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.

(aa)

CRA Compliance.  Neither Benchmark nor Benchmark Bank has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder, and Benchmark Bank has received a CRA rating of satisfactory or better as a result of its most recent CRA examination.  Neither Benchmark nor Benchmark Bank has Knowledge of any fact or circumstance or set of facts or circumstances which could cause Benchmark or Benchmark Bank to receive notice of non-compliance with such provisions or cause the CRA rating of Benchmark Bank to fall below satisfactory.

(bb)

Related Party Transactions.  Except as set forth in Section 5.03(bb) of Benchmark’s Disclosure Schedule, neither Benchmark nor Benchmark Bank has entered into any transactions with any Affiliate or Associate of Benchmark or Benchmark Bank (or any Affiliate or Associate of any director, officer or employee of Benchmark or Benchmark Bank).

(cc)

Prohibited Payments.  Benchmark and Benchmark Bank have not, directly or indirectly:  (i) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction; (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of Benchmark or Benchmark Bank for any reason; (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office; or (iv) paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the assets, business or operations of Benchmark or Benchmark Bank, which Benchmark or Benchmark Bank knows or has reason to believe have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction.

(dd)

Fairness Opinion.  The Benchmark Board has received the written opinion of Boenning & Scattergood, Inc. to the effect that, as of the date hereof, the consideration to be received by the Benchmark shareholders in the Merger is fair to the holders of Benchmark Common Shares from a financial point of view.

(ee)

Absence of Undisclosed Liabilities.  Neither Benchmark nor Benchmark Bank has any liability (whether accrued, absolute, contingent or otherwise) that, either individually or when combined with all liabilities as to similar matters, would have a Material Adverse Effect on Benchmark on a consolidated basis, except as disclosed in the Benchmark Financial Statements.

(ff)

Material Adverse Change.  Benchmark has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2016, that has had or could reasonably be expected to have a Material Adverse Effect on Benchmark or Benchmark Bank.

(gg)

Intellectual Property.  Benchmark and Benchmark Bank own, free and clear of any Lien, all Intellectual Property used, owned, or purported to be owned by them, and (i)(A) Benchmark and Benchmark Bank do not infringe, misappropriate, or otherwise violate the Intellectual Property rights of any person, and (B) no person has asserted to Benchmark or Benchmark Bank, or brought any claim, action, or proceeding alleging, that Benchmark or Benchmark Bank has infringed, misappropriated, or otherwise violated any Intellectual Property right, or that any Intellectual Property right of Benchmark or Benchmark Bank is invalid or unenforceable, (ii) to the knowledge of Benchmark and Benchmark Bank, no person is infringing, misappropriating, or otherwise violating any Intellectual Property right used, owned, or purported to be owned by Benchmark or Benchmark Bank, and (iii) Benchmark and Benchmark Bank have taken all necessary actions to avoid the abandonment, cancellation, or unenforceability of all Intellectual Property used, owned, or licensed by Benchmark or Benchmark Bank.

(hh)

Disclosure.  The representations and warranties contained in this Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

5.04

Representations and Warranties of United.  Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a Section of its Disclosure Schedule corresponding to the relevant Section below, United hereby represents and warrants to Benchmark that the following are true and correct:

(a)

Organization, Standing and Authority.  United is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.  United is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.  United, a bank holding company under the BHCA.

 (b)

Ownership of Benchmark Common Shares.  As of the date of this Agreement, United and its Subsidiaries do not beneficially own any of the outstanding Benchmark Common Shares or other Benchmark equity.

(c)

Corporate Power.  Each of United and its Significant Subsidiaries has full corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets.  Subject to the approval of this Agreement and the Merger by applicable Regulatory Authorities, United has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Voting Agreement and to consummate the transactions contemplated hereby and thereby.

(d)

Corporate Authority; Authorized and Effective Agreement.  This Agreement and the transactions contemplated hereby, including the Merger, have been authorized by all necessary corporate action of United and the United Board prior to the date hereof.  The Agreement to Merge, when executed by Union Bank, shall have been approved by the board of directors of Union Bank and by United, as the sole shareholder of Union Bank.  This Agreement is a valid and legally binding agreement of United, enforceable against United in accordance with its terms.

(e)

Regulatory Approvals; No Defaults.

(i)

No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by United or any of its Significant Subsidiaries in connection with the execution, delivery or performance by United of this Agreement or to consummate the Merger except for (A) the filing of applications, notices, and the Agreement to Merge, as applicable, with the Regulatory Authorities to approve the transactions contemplated by this Agreement; (B) the filings of the certificate of merger with the OSS pursuant to the OGCL; and (C) receipt of the approvals set forth in Section 7.01(b).  As of the date hereof, United is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b), or reason why the Closing Date and Parent Merger would not occur by the date set forth in Section 8.01(c).

(ii)

Subject to the approvals set forth in Section 7.01(b), the expiration of related regulatory waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) result in a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of United or of any of its Significant Subsidiaries or to which United or any of its Significant Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the United Articles or United Regulations, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(f)

Funding.

United has or will have by the Closing the cash funds necessary for payment of the Aggregate Consideration.

(g)

Disclosure.  The representations and warranties contained in this Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

ARTICLE VI

Covenants

6.01

Reasonable Best Efforts.  Subject to the terms and conditions of this Agreement, each of Benchmark and United shall use commercially reasonable efforts in good faith to cause consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby.

6.02

Shareholder Approval.  Benchmark shall take, in accordance with applicable law and the Benchmark Articles and the Benchmark Regulations, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by the Benchmark shareholders for consummation of the Parent Merger (including any adjournment or postponement, the “Benchmark Meeting”), as promptly as practicable after the date hereof.  The Benchmark Board shall unanimously recommend that its shareholders adopt this Agreement at the Benchmark Meeting, except in the case of acceptance of an Acquisition Proposal pursuant to Section 6.06.

6.03

 Benchmark Proxy Statement.

(a)

Benchmark shall prepare, pursuant to all applicable laws, rules and regulations, a proxy statement to be delivered to the Benchmark shareholders, describing the Parent Merger (the “Proxy Statement”).  United shall cooperate in the preparation of the Proxy Statement by Benchmark.  Benchmark shall provide a draft copy of the Proxy Statement to United for review and comment not less than ten business days prior to the mailing date for the Proxy Statement.  Benchmark shall not mail the Proxy Statement to its shareholders until the Proxy Statement has been approved by United.

(b)

Benchmark covenants that none of the information in the final Proxy Statement shall contain any untrue statement of a material fact or shall omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto.  If Benchmark shall become aware prior to the Effective Time of any information that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, Benchmark shall promptly inform United thereof and take the necessary steps to correct the Proxy Statement.

6.04

Press Releases.  Upon the execution of this Agreement, United and Benchmark shall issue a joint press release regarding this Agreement and the transactions contemplated hereby, which joint press release shall be subject to the prior approval of United and Benchmark. Neither Benchmark nor United will, without the prior approval of the other party, issue any other press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise may be required to be made by applicable law or regulation before such consent can be obtained.

6.05

Access; Information.

(a)

Benchmark shall afford, upon reasonable notice and subject to applicable laws relating to the exchange of information, United and its Representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of Benchmark and Benchmark Bank, and such other information as United may reasonably request and, during such period, (i) shall furnish promptly to United a copy of each material report, schedule and other document filed by Benchmark or Benchmark Bank pursuant to federal or state securities or banking laws, to the extent permitted by applicable law and regulations; and (ii) shall grant access to all other information concerning the business, properties and personnel of Benchmark or Benchmark Bank as United may reasonably request.

(b)

United will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and such information will be subject to the confidentiality provisions of Section 6.15.

(c)

In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same or to be destroyed.  No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement.

(d)

During the period from the date of this Agreement to the Effective Time, Benchmark shall deliver to United the monthly and quarterly unaudited consolidated financial statements of Benchmark prepared for its internal use and the report of condition and income of Benchmark Bank for each quarterly period completed prior to the Effective Date as the same shall become available.

6.06

Acquisition Proposals; Break Up Fee.

(a)

Benchmark shall not, and shall cause its Subsidiaries and the officers, directors, employees, advisors and other agents of Benchmark and its Subsidiaries not to, directly or indirectly, take any action to solicit or initiate inquiries or proposals with respect to, or engage in negotiations concerning, or provide any confidential information to, any Person, other than United, relating to (i) any acquisition or purchase of all or substantially all of the assets of Benchmark and/or any of its Subsidiaries or (ii) any merger, consolidation or business combination with Benchmark and/or any of its Subsidiaries (hereinafter collectively referred to as an “Acquisition Proposal”); provided, however, that nothing contained in this Section shall prohibit Benchmark from furnishing information to, or entering into discussion or negotiations with, any Person which makes an unsolicited Acquisition Proposal if and to the extent that (I) the Benchmark Board, after consultation with and based upon the advice of legal counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of Benchmark under applicable law and (II) before furnishing such information to, or entering into discussions or negotiations with, such Person, Benchmark provides immediate written notice to United of such action, the identity of the bidder and the substance of such Acquisition Proposal.

(b)

In the event that Benchmark and/or any of its Subsidiaries executes a definitive agreement in respect of, or closes, an Acquisition Proposal, Benchmark shall pay to United in immediately available funds the sum of $1,325,000 (the “Break-Up Fee”) immediately after the earlier of such execution or closing.  The Break-Up Fee payable by Benchmark pursuant to this Section constitutes liquidated damages and not a penalty, and, except in the case of fraud or willful and material breach, shall be the sole monetary remedy of United in the event of a termination of this Agreement pursuant to Section 8.01(f).

6.07

Takeover Laws.  No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Voting Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) this Agreement, the Voting Agreement and the transactions contemplated by this Agreement from or, if necessary, challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

6.08

Regulatory Applications.

(a)

United and Benchmark and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to allow United to prepare, submit and file all applications and requests for regulatory approval, to timely effect all filings and to obtain all consents, approvals and/or authorizations of all the Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement.  In exercising the rights under this Section, each of the parties hereto agrees to act reasonably and as promptly as practicable. United agrees that it will consult with the Benchmark with respect to the obtaining of all material consents, approvals and authorizations from the Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and to keep Benchmark apprised of the status of material matters relating to obtainment of such consents, approvals and/or authorizations from the Regulatory Authorities.  Benchmark shall have the right to review in advance, subject to applicable laws relating to the exchange of Information, all material written information submitted to the Regulatory Authorities in connection with the transactions contemplated by this Agreement.  Notwithstanding the forgoing sentence, neither Benchmark nor Benchmark Bank shall have any right to review and/or inspect any information submitted in a confidential volume to the Regulatory Authorities, including, but not limited to any business plan and/or financial data or analysis prepared by United in relation to such consents, approvals and/or authorizations from the Regulatory Authorities.

 (b)

Benchmark agrees, upon reasonable request, to furnish United with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary and/or required in connection with any filing, notice or application made by or on behalf of United or any of its Subsidiaries to any Regulatory Authority, subject to applicable law and regulation.

6.09

Employment Matters; Employee Benefits .

(a)

General.  It is understood and agreed that nothing in this Section 6.09 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give Benchmark or Benchmark Bank employees any rights other than as employees at will under applicable law, and Benchmark and Benchmark Bank employees shall not be deemed to be third-party beneficiaries of this Agreement.  Employees of Benchmark or Benchmark Bank who become employees of United as a result of the Merger shall participate in either Benchmark’s Compensation and Benefit Plans (for so long as United determines necessary or appropriate) or in the employee benefit plans sponsored by United for United’s employees (with credit for their years of service with Benchmark for participation and vesting purposes under United’s applicable plans, to the extent such plans permit), including credit for years of service and for seniority under vacation and sick pay plans and programs, but subject to the eligibility and other terms of such plans.

(b)

Employee Severance.  Subject to any applicable regulatory restrictions:

(i)

United shall pay to each employee of Benchmark or Benchmark Bank who (A) is not subject to a Change in Control Agreement, (B) is an employee of Benchmark or Benchmark Bank immediately before the Effective Time, (C) has been an employee of Benchmark or Benchmark Bank for at least 12 months prior to the Effective Time, and (D) is not offered continued employment by United or any of its Subsidiaries after the Effective Time or is terminated by United or any of its Subsidiaries within six months after the Effective Time (a “Discontinued Employee”), a cash severance payment in an amount equal to two weeks of such employee’s current base salary (or average hourly wage over a two week period) for each full year of service to Benchmark or Benchmark

Bank prior to the Effective Time, less applicable local, state and federal tax withholding; provided, however, that the minimum severance payment shall equal two weeks of base salary or wages, and the maximum severance payment shall not exceed 20 weeks of base salary or wages.  Such severance pay shall be paid in a lump sum within 30 days following termination, provided that such employee has not been terminated for cause.  For any employee of Benchmark or Benchmark Bank participating in Benchmark or Benchmark Bank’s group health program at the Effective Time, the employee will be able to purchase health insurance coverage at the full premium rate for the entire COBRA period.

(ii)

In exchange for the severance pay described in Subsection (i) above, Discontinued Employees will be required to execute a final and binding general release in which the employee releases and waives any and all claims the employee may have against United and any and all affiliated entities and persons, except claims for indemnification as provided by applicable law and the governance documents of Benchmark and Benchmark Bank.

(iii)

Promptly following the termination date of any Discontinued Employee, United or Union Bank shall pay each Discontinued Employee for any accrued unused vacation time.  Each employee of Benchmark or Benchmark Bank who is not a Discontinued Employee (a “Continuing Employee”) shall be entitled to roll over any unused vacation time such Continuing Employee earned during the calendar year in which the Effective Date occurs, which rolled over vacation time will be subject to forfeiture if not used prior to the end of the calendar year in which the Effective Date occurs.

(c)

Benchmark 401(k) Plan.  Prior to the Effective Date, but after the receipt of the last to be obtained of either the Benchmark Shareholder Adoption and the regulatory approvals required by Section 7.01(b) of this Agreement, the Benchmark Board shall adopt a resolution approving the termination of the Benchmark Bank 401(k) Plan (the “Benchmark 401(k) Plan”) effective as of a date immediately preceding the Effective Date.  Following the adoption of such resolution, Benchmark shall (i) amend the Benchmark 401(k) Plan to provide for distributions in cash, and (ii) begin the process of requesting from the IRS a determination that the termination of the Benchmark 401(k) Plan is in compliance with Section 401(a) of the Code (the “Determination Letter”).  Following the receipt of the Determination Letter, Benchmark or the Surviving Corporation, as applicable, shall distribute benefits under the Benchmark 401(k) Plan to plan participants.  United agrees to take all steps necessary or appropriate to accept roll-overs of benefits from the Benchmark 401(k) Plan to the United ESOP plan (the “United Plan”) for the Continuing Employees, subject to the provisions of the United Plan.

6.10

Notification of Certain Matters.  The parties shall give prompt notice to each other of any fact, event or circumstance known to a party that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to that party or (b) would cause or constitute a material breach of any of that party’s representations, warranties, covenants or agreements contained herein.

6.11

No Breaches of Representations and Warranties.  Between the date of this Agreement and the Effective Time, without the written consent of United, Benchmark will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made by Benchmark or Benchmark Bank in Article V of this Agreement to become untrue or incorrect in any material respect.  Between the date of this Agreement and the Effective Time, without the written consent of Benchmark, United will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations and warranties made by United in Article V of this Agreement to become untrue or incorrect in any material respect.

6.12

Consents.  Benchmark, Benchmark Bank and United shall use their respective best efforts to obtain any required consents to the transactions contemplated by this Agreement.

6.13

Insurance Coverage.  Benchmark shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Date.

6.14

Correction of Information.  The parties shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

6.15

Confidentiality.  Except for the use of information in connection with the Proxy Statement described in Section 6.03 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the “Information”) received by each of Benchmark and United pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the mailing of the Proxy Statement to the Benchmark shareholders, this Section 6.15 shall not apply to information included in the Proxy Statement to be sent to the shareholders of Benchmark under Section 6.03. Benchmark and United agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement.  Benchmark and United agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (a) is or becomes generally available to the public other than through the failure of Benchmark or United to fulfill its obligations hereunder, (b) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (c) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information.

6.16

Indemnification.

(a)

United shall indemnify each Person who served as a director or officer of Benchmark or Benchmark Bank, to the fullest extent provided by the Benchmark Articles, the Benchmark Regulations (or the Benchmark Bank governing documents, as applicable), and Ohio law, from and against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that such Person was a director or officer of Benchmark or Benchmark Bank; provided, however, that any such indemnification shall be subject to compliance with the provisions of applicable state and federal laws.

(b)

Before the Effective Time, United shall purchase a policy of directors’ and officers’ liability insurance (“D&O Policy”) to be effective for a period of six years following the Effective Date on terms no less advantageous than those contained in Benchmark’s existing directors’ and officers’ and company’s liability insurance policy, to insure directors and officers of Benchmark and Benchmark Bank; provided, however, that the premium on the D&O Policy shall not exceed 150% of the annual premium currently paid by Benchmark for similar insurance coverage; provided further, if a D&O Policy for a period of six years on terms no less advantageous than those contained in Benchmark’s existing policy cannot be obtained at a premium not in excess of 150% of Benchmark’s current annual premium, then United shall purchase a D&O Policy for a shorter period of years and/or on such lesser terms as directed in writing by Benchmark.

6.17

Environmental Assessments. Benchmark hereby agrees to permit United to engage, at the expense of United, a qualified consultant, mutually agreeable to Benchmark and United, to conduct a Phase I Environmental Site Assessment in accordance with the requirements of ASTM Standard E1527-13 “Standard Practice for Environmental Site Assessments:  Phase I Environmental Site Assessment Practice” (“Phase I”) of each parcel of real estate owned by Benchmark or Benchmark Bank, including real estate acquired by Benchmark Bank upon foreclosure.  United will coordinate access and timing for such through Benchmark.

ARTICLE VII
Conditions to Consummation of the Merger; Closing

7.01

Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each of United and Benchmark to consummate the Merger is subject to the fulfillment or written waiver by United and Benchmark prior to the Effective Time of each of the following conditions:

(a)

Shareholder Approval. This Agreement and the Merger shall have been duly adopted and approved by the requisite vote of the shareholders of Benchmark.

(b)

Regulatory Approvals.  All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the United Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on United and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the United Board reasonably determines would either before or after the Effective Time be unduly burdensome.  For purposes of this Section 7.01(b), any regulatory approval that does not result in the termination of all outstanding Regulatory

Orders applicable to Benchmark and/or Benchmark Bank, if any, prior to or at the Effective Time shall be deemed to have a Material Adverse Effect on United and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger.

(c)

No Injunction.  No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

7.02

Conditions to Obligation of Benchmark.  The obligation of Benchmark to consummate the Merger is also subject to the fulfillment or written waiver by Benchmark prior to the Effective Time of each of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of United set forth in this Agreement shall be true and correct, subject to Section 5.02,  as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Benchmark shall have received a certificate, dated the Effective Date, signed on behalf of United by the chief executive officer and the chief financial officer of United, to such effect.

(b)

Performance of Obligations of United.  United shall have performed in all material respects all obligations required to be performed by United under this Agreement at or prior to the Effective Time, and Benchmark shall have received a certificate, dated the Effective Date, signed on behalf of United by the Chief Executive Officer and the Chief Financial Officer of United to such effect.

7.03

Conditions to Obligation of United.  The obligation of United to consummate the Merger is also subject to the fulfillment or written waiver by United prior to the Effective Time of each of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of Benchmark and Benchmark Bank set forth in this Agreement shall be true and correct, subject to Section 5.02,  as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and United shall have received a certificate, dated the Effective Date, signed on behalf of Benchmark and Benchmark Bank by the Chief Executive Officer and the Chief Financial Officer of Benchmark to such effect.

(b)

Performance of Obligations of Benchmark.  Benchmark shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and United shall have received a certificate, dated the Effective Date, and signed on behalf of Benchmark and Benchmark Bank by the Chief Executive Officer and the Chief Financial Officer of Benchmark to such effect.

(c)

Consents.  Benchmark and Benchmark Bank shall have obtained the consent or approval of each person (other than Governmental Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, in United’s reasonable estimate have a Material Adverse Effect, after the Effective Time, on the Surviving Corporation.

(d)

FIRPTA Certification.  United shall have received a statement executed on behalf of Benchmark, dated as of the Effective Date, satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3) (and complying with Treasury Regulations Section 1.897-2(h)) in a form reasonably applicable to United certifying that the Benchmark Common Shares do not represent United States real property interests within the meaning of Section 897 of the Code and the Treasury regulations promulgated thereunder.

(e)

Intentionally blank.

(f)

Real Estate.  There shall have been no condemnation, eminent domain or similar proceedings commenced or threatened in writing by any Government Authority with respect to any real estate owned by Benchmark or Benchmark Bank, including real estate acquired in connection with foreclosure.  Either (i) the results of each Phase I as reported shall be satisfactory to United or (ii) any violation or potential violation of the representations and warranties contained in Section 5.03(p) of this Agreement disclosed in a Phase I report shall have been remedied by Benchmark or Benchmark Bank to the reasonable satisfaction of United.

(g)

Intentionally blank.

(h)

Releases.  Receipt of executed release(s) in the form set forth on Exhibit B attached hereto from any Benchmark or Benchmark Bank employee subject to an Executive Employment Agreement stating that all amounts due and any obligations under each Executive Employment Agreement has been fully paid and fulfilled.

(i)

No Material Adverse Effect.  From the date of this Agreement, there shall not have occurred any event, circumstance or development that has had or could reasonably be expected to have a Material Adverse Effect on Benchmark.

7.04

Closing  Subject to Article VII of this Agreement, the consummation of the transactions contemplated by this Agreement shall be held at the offices of Dinsmore & Shohl LLP in Columbus, Ohio on the Effective Date.

ARTICLE VIII

Termination

8.01

Termination.  This Agreement may be terminated, and the Merger may be abandoned:

(a)

Mutual Consent.  At any time prior to the Effective Time, by the mutual written consent of United and Benchmark, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

(b)

Breach.  At any time prior to the Effective Time, by United or Benchmark upon written notice to the other party, if its board of directors so determines by vote of a majority of the members of the entire board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.  In the event United terminates this Agreement pursuant to this Section 8.01(b), then Benchmark shall pay to United the Break-Up Fee immediately upon written demand therefor; provided, however, Benchmark shall not be required to pay the Break-Up Fee if both (A) the breach giving rise to the termination is a breach of Section 5.03(ff) and (B) the breach of Section 5.03(ff) is caused by an event or circumstance outside of Benchmark’s or Benchmark Bank’s reasonable control.

(c)

Delay.  At any time prior to the Effective Time, by United or Benchmark upon written notice to the other party, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Parent Merger is not consummated by October 31, 2017, except to the extent that the failure of the Parent Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

(d)

No Approval.  By Benchmark or United upon written notice to the other party, if its board of directors so determines by a vote of a majority of the members of its entire board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied or (ii) the Benchmark shareholders fail to adopt this Agreement and approve the Merger at the Benchmark Meeting.

(e)

Regulatory Order.  By United upon written notice to Benchmark if a Regulatory Authority issues any Regulatory Order relating to Benchmark or Benchmark Bank, and United determines, in its sole discretion, that such Regulatory Order has or would have a Material Adverse Effect on Benchmark or Benchmark Bank.  In the event United terminates this Agreement pursuant to this Section 8.01(e), then Benchmark shall pay to United the Break-Up Fee immediately upon written demand therefor.

(f)

Payment Pursuant to Section 6.06.  Upon a payment made to United in accordance with Section 6.06, this Agreement shall automatically terminate without further act or action by either Benchmark or United.

8.02

Effect of Termination and Abandonment, Enforcement of Agreement.  In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Section 9.01 and (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.  Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.

ARTICLE IX

Miscellaneous

9.01

Survival.  No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.09 and 6.16 and this Article IX, which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.04, 6.05(b), 6.05(c), 6.06, 6.16, 8.01(b), 8.01(e), 8.02, and this Article IX, which shall survive such termination).

9.02

Waiver; Amendment.  Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefited by the provision, or (b) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the Benchmark Meeting, this Agreement may not be amended if it would violate the OGCL.

9.03

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall constitute an original, but all of which together shall constitute but one instrument.  Signatures transmitted by facsimile shall have the same effect as original signatures.

9.04

Governing Law.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within the State of Ohio.

9.05

Expenses.  Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.  All fees to be paid to Regulatory Authorities in connection with the transactions contemplated by this Agreement shall be paid by United.

9.06

Notices.  All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Benchmark, to:	Benchmark Bancorp, Inc. 461 Beecher Road Gahanna, Ohio 43230 Attention: Jerry T. Caldwell, Chairman, President, CEO
With a copy to:	Vorys, Sater, Seymour and Pease LLP 52 East Gay Street Columbus, Ohio 43215 Attention: Jeffery E. Smith, Esq
If to United, to:	United Bancshares, Inc. 100 S. High Street Columbus Grove, Ohio 45830 Attention: Brian D Young, President & CEO
With a copy to:	Dinsmore & Shohl LLP 255 E. Fifth Street, Suite 1900 Cincinnati, OH 45202 Attention: Michael G. Dailey, Esq.

9.07

Entire Understanding; No Third Party Beneficiaries.  This Agreement, the Voting Agreement and any separate agreement entered into by the parties on even date herewith represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than such Voting Agreement or any such separate agreement).  Nothing in this Agreement, whether express or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for the obligations of United under Section 6.16 which shall inure to the benefit of the persons referenced therein.

9.08

Interpretation; Effect.  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

9.09

Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

AGREEMENT AND PLAN OF MERGER

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

BENCHMARK BANCORP, INC.

By  /s/ Jerry T. Caldwell

Name: Jerry T. Caldwell

Title:  Chairman

BENCHMARK BANK

By  /s/ Jerry T. Caldwell

Name: Jerry T. Caldwell

Title:  Chairman

UNITED BANCSHARES, INC.

By  /s/ Brian D. Young

Name: Brian D. Young

Title: President & Chief Executive Officer

EXHIBIT A

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is entered into as of March 22, 2017, by and among United Bancshares, Inc., a bank holding company incorporated under Ohio law (“United”), and the undersigned shareholders (collectively, the “Shareholders”) of Benchmark Bancorp, Inc., a bank holding company incorporated under Ohio law (“Benchmark”).

WHEREAS, the Shareholders collectively own [_________] shares of common stock, $1.00 par value, of Benchmark (such common shares, together with all shares of Benchmark which may hereafter be acquired by the Shareholders prior to the termination of this Agreement, shall be referred to herein as the “Shares”);

WHEREAS, United and Benchmark propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, that Benchmark will merge with and into United pursuant to the Parent Merger (this and other capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement); and

WHEREAS, United and Benchmark have made it a condition to their entering into the Merger Agreement that the Shareholders agree to vote the Shares in favor of the adoption of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE 1

Voting of Shares

1.1

Voting Agreement.  The Shareholders hereby agree that, during the time this Agreement is in effect, at any meeting of the shareholders of Benchmark, however called, and in any action by consent of the shareholders of Benchmark, they shall vote their Shares:  (a) in favor of the adoption of the Merger Agreement (as amended from time to time) and (b) against any proposal for any recapitalization, merger, sale of assets or other business combination between Benchmark or any of its Subsidiaries and any person or entity other than United or any of its Subsidiaries, or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Benchmark under the Merger Agreement or that would result in any of the conditions to the obligations of Benchmark under the Merger Agreement not being fulfilled.  The parties hereto acknowledge and agree that nothing contained herein is intended to restrict any Shareholder from voting or otherwise acting in the Shareholder’s capacity as a director of Benchmark or Benchmark Bank with respect to any matter.

ARTICLE 2

Representations and Warranties

Each of the Shareholders hereby represents and warrants to United as follows:

2.1

Authority Relative to this Agreement.  Each of the Shareholders has all necessary power and authority or capacity, as the case may be, to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transaction contemplated hereby.  This Agreement has been duly and validly executed and delivered by each of the Shareholders and constitutes a legal, valid and binding obligation of each such Shareholder, enforceable against each such Shareholder in accordance with its terms.

2.2

No Conflict.

(a)

The execution and delivery of this Agreement by the Shareholders do not, and the performance of this Agreement by them will not (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to them or by which the Shares are bound, or (ii) result in any breach of or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any such Shareholder is a party or by which any such Shareholder or any Shares are bound, except, in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by any Shareholder of his, her or its obligations under this Agreement.

(b)

The execution and delivery of this Agreement by the Shareholders do not, and the performance of this Agreement by them will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body.

2.3

Title to the Shares.  Each of the Shareholders is the owner of the number and class of Shares specified on Exhibit A hereto, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever except as otherwise specified on Annex I.  No Shareholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.  Each Shareholder has sole voting power with respect to his, her or its Shares except as otherwise specified on Exhibit A.

ARTICLE 3

Additional Covenants

3.1

Transfer of the Shares.  Each of the Shareholders hereby covenants and agrees that, during the term of this Agreement, the Shareholder will not, without the prior written consent of United, sell, pledge, transfer, or otherwise voluntarily dispose of any of the Shares which are owned by the Shareholder or take any other voluntary action which would have the effect of removing the Shareholder’s power to vote his, her or its Shares or which would otherwise be inconsistent with this Agreement.

ARTICLE 4

Miscellaneous

4.1

Termination.  This Agreement shall terminate on the earlier to occur of (a) the date of consummation of the Merger and (b) the date of termination of the Merger Agreement for any reason whatsoever.

4.2

Specific Performance.  The Shareholders agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that United shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

4.3

Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings with respect to the subject matter hereof.

4.4

Amendment.  This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

4.5

Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.6

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

4.7

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

4.8

Assignment.  This Agreement shall not be assigned by operation of law or otherwise.

4.9

Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

VOTING AGREEMENT

Signature Page

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day first written above.

SHAREHOLDERS

UNITED BANCSHARES, INC.

By:

[Name]

Name:

Title:

[Name]

[Name]

ANNEX I

Shareholder	Address and Facsimile	Number of Shares

EXHIBIT B

FORM OF RELEASE

THIS RELEASE is dated as of the 22nd day of March, 2017, by and between, BENCHMARK BANCORP, INC., an Ohio corporation and BENCHMARK BANK, an Ohio state chartered savings bank (collectively, “Benchmark”) and _____________ (“Employee”).

The parties hereby agree as follows:

1.

For consideration of $___________________ paid by Benchmark to Employee that both Employee and Benchmark agree is sufficient and appropriate, Employee hereby fully, unconditionally and completely releases, waives, acquits and discharges Benchmark of and from all payments, claims, obligations, contracts, damages, rights, actions, causes of action, expenses and other claims for relief of every kind and nature arising out of or associated with that certain Change in Control Agreement dated __________, ____, by and between Benchmark and Employee (the “Change in Control”).  Upon execution of this Release, the Change in Control Agreement will be rendered null and void and of no further force or effect.

2.

This Release shall be governed by the laws of the State of Ohio.

IN WITNESS WHEREOF, the parties hereby set their hands as of the date first written above.

EMPLOYEE

[insert name]

BENCHMARK BANCORP, INC.

By:

Name:

Title:

BENCHMARK BANK

By:

Name:

Title:

B-1